Exhibit 10.1

INVESTMENT MANAGEMENT AGREEMENT

between

SLR SECURED SPECIALTY LENDING FUND

and

SLR SECURED LENDING PARTNERS, LLC

This INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of the [•] day of [•], 2026 between SLR SECURED LENDING PARTNERS, LLC, a limited liability company formed under the laws of the state of Delaware (the “Investment Adviser”), and SLR SECURED SPECIALTY LENDING FUND, a Delaware statutory trust (the “Fund”).

WHEREAS, the Fund intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Investment Adviser is an investment adviser that is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Fund desires to engage the Investment Adviser to furnish investment advisory services to the Fund, and the Investment Adviser desires to furnish such services and serve as the investment adviser to the Fund, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Sub-Advisers. The Investment Adviser may engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act, to act as sub-advisers to provide the Fund certain services set forth in Sections 2 and 5 hereof, all as shall be set forth in a written contract to which the Fund and the Investment Adviser shall be parties, which contract shall be subject to approval by the vote of a majority of the board of trustees of the Fund (the “Board of Trustees”) who are not deemed to be “interested persons” of the Fund (as defined in the Investment Company Act ), cast in person at a meeting called for the purpose of voting on such approval and, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Fund and otherwise consistent with the terms of the Investment Company Act.

2. Management Services.

(a) Subject to the supervision of the Board of Trustees, the Investment Adviser will regularly provide the Fund with investment research, advice and supervision and will furnish continuously an investment program for the Fund consistent with the investment objectives and policies of the Fund. The Investment Adviser will determine from time to time what securities or other investments (each such investment being called herein a “Fund Investment” and collectively, “Fund Investments”) shall be purchased for the Fund, what Fund Investments shall be held or sold by the Fund, and what portion of the Fund Investments shall be held uninvested as cash and cash equivalents, subject always to the provisions of the Fund’s organizational documents and of the Investment Company Act, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees may from time to time establish.

(b) The Investment Adviser is hereby authorized to cause the Fund to make Fund Investments, directly or indirectly, through one or more subsidiaries or special purpose vehicles. The Investment Adviser is further authorized to organize one or more subsidiaries or special purpose vehicles of the Fund without further approval of the Board of Trustees.

(c) The Investment Adviser is hereby authorized, on behalf of the Fund and at the direction of the Board of Trustees pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Fund Investments and other property and funds held or owned by the Fund, including, without limitation, exercising and enforcing rights with respect to any claims relating to such Fund Investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization. The Investment Adviser is further authorized to enter into financing arrangements of any type on behalf of the Fund, including, without limitation, subscription lines of credit, secured lines of credit, and the issuance of notes.

(d) The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(e) The Investment Adviser will maintain all books and records with respect to the Fund’s securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Administrator or the Fund’s custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the Investment Company Act. The Investment Adviser will also provide to the Board of Trustees such periodic and special reports as it may reasonably request.

(f) The Investment Adviser’s services hereunder are not deemed exclusive, and it shall be free to render similar services to others. The Investment Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund; provided that its services to the Fund hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of the Investment Adviser or any manager, partner, officer or employee of the Investment Adviser to engage in any other business or to devote his, her or its time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund Investments, subject at all times to applicable law).

3. Allocation of Charges and Expenses.

(a) The Investment Adviser will pay all costs incurred by it in connection with the performance of its duties under Section 2. The Investment Adviser will pay the compensation and expenses of all its personnel and will make available, without expense to the Fund, the services of such of the Investment Adviser’s partners, officers and employees as may duly be elected officers or trustees of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Investment Adviser will not be required to pay any expenses of the Fund other than those specifically allocated to it, including as set forth in this Section 3. In particular, but without limiting the generality of the foregoing, the Investment Adviser will not be required to pay:

(i) operational and organizational costs;

(ii) calculating individual asset values and the Fund’s net asset value, including the cost and expenses of third-party valuation services;

(iii) fees and expenses payable to any third parties relating to evaluating, negotiating, making and disposing of investments, including the Investment Adviser’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews and risk analyses of prospective investments, monitoring investments and, if necessary, enforcing the Fund’s rights;

(iv) the fees and expenses relating to the development, licensing, implementation, installation, servicing and maintenance of, and consulting with respect to computer software, technology and information technology systems used in connection with the management of the Fund’s investments including, without limitation, costs and expenses of technology service providers and related software, hardware and subscription-based services utilized in connection with the Fund’s investment and operational activities, including but not limited to, the origination and monitoring of investments;

(v) expenses related to the maintenance of registered offices and corporate licensing;

(vi) direct fees and expenses associated with independent audits, agency, consulting and legal costs and other professional fees and expenses of other experts (including, without limitation, consulting fees for, and other amounts payable to, senior or special advisers, certain other advisers, operating partners and other similar professionals incurred by a client for the benefit of such client or such client’s investments or portfolio companies);

(vii) bank service fees;

(viii) withholding and transfer fees;

(ix) loan administration costs;

(x) costs incurred in connection with trademarks or other intellectual property;

(xi) debt service and other costs of borrowings or other financing arrangements, including interest payable on debt and other borrowing costs, if any, incurred to finance Fund Investments;

(xii) costs of effecting sales and repurchases of the Fund’s shares and other securities;

(xiii) costs and expenses relating to distributions the Fund pays;

(xiv) transfer agent and custody fees and expenses, including, without limitation, the costs, fees and expenses associated with the opening, maintaining and closing of bank accounts, custodial accounts and accounts with brokers on the Fund’s behalf (including the customary fees and charges applicable to transactions in such broker accounts);

(xv) the allocated costs incurred by the Investment Adviser, in such capacity and in its capacity as the Administrator in providing managerial assistance to those portfolio companies that request it, including, without limitation, any compensation paid to individuals considered for nomination, nominated and/or appointed, and the Investment Adviser’s request, to the board or credit committee of a portfolio company, and any costs incurred in connection with recruiting trustees or members to serve on the board or credit committee of a portfolio company, public relations experts, “white papers,” lobbying organizations to the extent reasonably determined by the Investment Adviser to be employed in connection with the Fund’s prospective investments, and public presentations;

(xvi) other expenses incurred by the Administrator, the Investment Adviser or the Fund in connection with administering the Fund’s business, including payments made to third-party providers of goods or services;

(xvii) brokerage fees and commissions and similar expenses necessary for the Fund to receive, buy, sell, exchange, trade and otherwise deal in and with securities or other assets (including, where applicable, expenses relating to spreads, short dividends, negative rebates, financing charges, and currency and other hedging costs);

(xviii) any stock exchange listing fees and fees payable to rating agencies;

(xix) sourcing or finder’s fees;

(xx) costs and expenses of distributing and placing interests in the Fund’s shares;

(xxi) federal, state and foreign registration fees (which can arise, for example, if a local jurisdiction requires a license or other registration to do business);

(xxii) U.S. federal, state and local taxes;

(xxiii) fees and expenses of the Independent Trustees;

(xxiv) costs associated with the Fund’s reporting, legal, regulatory and compliance obligations, including, without limitation, under the Investment Company Act and Sarbanes-Oxley Act of 2002, as amended, and applicable U.S. federal, state, local, or other laws and regulations, and costs of filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including the compensation and expenses of professionals responsible for the preparation or review of the foregoing;

(xxv) the costs of any reports, proxy statements or other notices or communications to shareholders, including, without limitation, printing costs, costs of technology licensing and maintenance of the website for the benefit of shareholders and any shareholder portal (including any database or other forum hosted on a website designated by the Fund) or due diligence platform;

(xxvi) costs and expenses in connection with monitoring (including with respect to environmental, social and governance, cyber security, anti-corruption and similar functions), complying with and performing any provisions in agreement with investors;

(xxvii) anti-money laundering and sanctions monitoring expenses;

(xxviii) costs of holding shareholders meetings and meetings of the Fund’s Board of Trustees, including, without limitation, legal, travel, lodging and meal expenses and compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(xxix) board fees of the Fund’s Board of Trustees;

(xxx) the costs of obtaining and maintaining the Fund’s fidelity bond and any other required fidelity bonding;

(xxxi) trustees and officers’ errors and omissions and other liability insurance, and any other insurance expenses;

(xxxii) costs associated with any SEC exemptive relief;

(xxxiii) litigation, indemnification and other non-recurring or extraordinary expenses (whether actual, pending or threatened) or any costs arising therefrom, and any judgments, fines, remediations or settlements paid in connection therewith;

(xxxiv) fees, costs and expenses related to any governmental inquiry, investigation or proceeding directly or indirectly involving or otherwise applicable to the Fund, the Investment Adviser or any of their respective affiliates in connection with the activities of the Fund or any investment;

(xxxv) direct and indirect costs and expenses of administration and operation, including printing, mailing, reporting, publishing, long distance telephone, staff, accounting, audit, compliance, tax and legal costs;

(xxxvi) accounting, audit and tax advice and preparation expenses (including preparation costs of financial statements, tax returns and reports to investors);

(xxxvii) fees and expenses associated with marketing efforts (including, but not limited to, reasonable out-of-pocket expenses incurred by the Investment Adviser and its affiliates in attending meetings with shareholders and/or prospective shareholders);

(xxxviii) dues, fees and charges of any trade association of which the Fund is a member;

(xxxix) the costs of any private or public offerings of the Fund’s shares and other securities, including registration and listing fees, if any, and any other filing and registration fees;

(xl) other expenses related to the purchase, monitoring, syndication of co-investments, sale, settlement, custody or transmittal of the Fund’s assets (directly or through financing alternative investment subsidiaries and/or trading subsidiaries which the Fund may from time to time establish);

(xli) windup and liquidation expenses; and

(xlii) all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business (including payments made to third-party providers of goods or services) and not required to be borne by the Investment Adviser or another service provider pursuant to an agreement with the Fund.

The Investment Adviser shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Fund, including, but not limited to, all costs and expenses associated with the preparation and distribution of any private placement memorandum, subscription agreements, registration statements, prospectuses, or shareholder application forms, including any amendments, restatements and/or supplements thereto.

(b) The Investment Adviser may impose a voluntary cap on the amount of expenses that will be borne by the Fund on a monthly or annual basis. Unless otherwise agreed in writing by the Fund and the Investment Adviser, any such expense cap may be increased, decreased, waived, or eliminated at any time at the Investment Adviser’s sole discretion.

(c) To the extent that expenses to be borne by the Fund pursuant to this Section 3, including any fees and expenses of third-party providers of goods and services, are paid by the Investment Adviser, the Fund shall reimburse the Investment Adviser for such expenses, provided, however, that the Investment Adviser may elect, from time to time and in its sole discretion, to bear certain of the Fund’s expenses set forth above, including organizational and other expenses.

(d) From time to time, the Investment Adviser or its affiliates may pay third-party providers of goods or services. The Fund will reimburse the Investment Adviser or such affiliates thereof for any such amounts paid on behalf of the Fund. From time to time, the Investment Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s unit holders.

4. Compensation of the Manager.

(a) The Fund agrees to pay, and the Investment Adviser agrees to accept, as compensation for the services provided by the Investment Adviser hereunder, a base management fee and an incentive fee as hereinafter set forth. The Fund shall make any payments due hereunder to the Investment Adviser or to the Investment Adviser’s designee as the Investment Adviser may otherwise direct.

(i) Management Fee. The Management Fee is calculated monthly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month and payable on a quarterly basis. For the first calendar month in which the Fund has operations, net assets will initially be measured as the net assets of the Fund as of the day it commences operations, appropriately adjusted for the first period after closing if less than a full month.

(ii) Incentive Fee. The Incentive Fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.

(A) Investment Income Incentive Fee. The first part of the Incentive Fee is based on the Fund’s Pre-Incentive Fee Net Investment Income. “Pre-Incentive Fee Net Investment Income” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter from, dividends, cash interest or other distributions or other cash income and any third-party fees received from Fund Investments (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance) accrued during the quarter, minus operating expenses for the quarter (including the Management Fee, taxes, any expenses payable under this Agreement and the Administration Agreement with the Administrator, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred stock, but excluding Incentive Fees and shareholder servicing and/or distribution fees).

Pre-Incentive Fee Net Investment Income includes, in the case of Fund Investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Investment Fee Net Investment Income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a “Hurdle Rate” of return of 1.25% per quarter (5.0% annualized).

The Fund will pay the Investment Adviser an Incentive Fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(i) no incentive fee based on Pre-Incentive Fee Net Investment Income in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

(ii) 100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than a rate of return of 1.43% (5.72% annualized). This portion of our Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle Rate but is less than 1.43%) is referred to as the “catch-up”; and

(iii) 12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceed a rate of return of 1.43% (5.72% annualized).

(B) Incentive Fee Based on Capital Gains. The second component of the Incentive Fee, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears (or upon termination of this Agreement).

The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar year (or upon termination of this Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Fees from all prior periods.

Each year, the fee paid for the Capital Gains Incentive Fee shall be net of the aggregate amount of any previously paid Capital Gains Incentive Fee for all prior periods. The Fund will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Investment Adviser if the Fund were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee payable pursuant to this Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

(b) The fees that are payable under this Agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant period.

5. Representations and Warranties.

(a) The Investment Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act, and the Investment Adviser agrees to maintain effective all material requisite registrations, authorizations, and licenses, as the case may be, until the termination of this Agreement.

6. Avoidance of Inconsistent Position. The Investment Adviser or its agent shall arrange for the placing of all orders for the purchase and sale of Fund Investments with brokers or dealers selected by the Investment Adviser. In the selection of such brokers or dealers and the placing of such orders, the Investment Adviser is directed at all times to seek to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the brokerage firm and the brokerage firm’s risk and skill in positioning blocks of securities. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Fund, the Investment Adviser and any of its other accounts. It is also understood that it is desirable for the Fund that the Investment Adviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Investment Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Investment Adviser in connection with its services to other clients. If any occasion should arise in which the Investment Adviser gives any advice to its clients concerning the shares of the Fund, it will act solely as investment counsel for such clients and not in any way on behalf of the Fund. The Investment Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as its other customers (including any investment company or advisory account for which the Investment Adviser or any of its affiliates acts as an investment adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

7. Limitation of Liability of Investment Adviser and the Fund.

(a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the Investment Adviser’s part in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Investment Adviser, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as the Investment Adviser’s employee or agent.

8. Duration and Termination of this Agreement.

(a) This Agreement shall remain in full force and effect for an initial period of two years from the date first written above and shall continue for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Fund’s trustees who are not interested persons (as defined in the Investment Company Act) and in accordance with the requirements of the Investment Company Act and (ii) by a vote of a majority of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder. This Agreement may, on 60 days written notice by the Fund to the Investment Adviser, be terminated in its entirety at any time without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, or on 60 days written notice by the Investment Adviser to the Fund. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person,” “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation, or order.

(b) Any termination of this Agreement pursuant to this Section 8 shall be without penalty or other additional payment save that (i) the Fund shall pay the management fee and incentive fee referred to in Section 4 hereof prorated to the date of termination; and (ii) the Fund shall honor any trades entered but not settled before the date of any such termination. Sections 3, 4, 7, 8, 10 and 13 hereof shall survive the termination of this Agreement.

9. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required under the Investment Company Act, no amendment of this Agreement shall be effective as to the Fund until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by a majority of the Board of Trustees, including a majority of the trustees who are not interested persons (as defined in the Investment Company Act) of the Fund and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. If any provision or any part of a provision of this Agreement shall be found to be void or unenforceable, it shall not affect the remaining part which shall remain in full force and effect.

10. General. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Fund consents to exclusive jurisdiction and venue for any litigation arising out of this Agreement to the United States District Court for the Southern District of New York, unless no federal jurisdiction exists, in which case the Fund consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County. Nothing herein shall constitute a waiver or limitation of any rights which the Fund may have, if any, under any applicable law.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing sent by courier or registered air mail, or by facsimile or electronic means (and, in respect of communications sent by facsimile, confirmed in writing sent by courier or registered air mail, or electronic mail), to the requisite party, at its address as follows:

If to the Investment Adviser:

SLR Secured Lending Partners, LLC

500 Park Avenue

3rd Floor

New York, NY 10022

Attention: Legal Department

If to the Fund:

SLR Secured Specialty Lending Fund

c/o SLR Secured Lending Partners, LLC

500 Park Avenue

3rd Floor

New York, NY 10022

Attention: Legal Department

or to such other address as to which the party receiving the notice shall have notified the other party in writing.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that Section 4(a)(ii) or any portion thereof is determined to be contrary to the requirements of Section 205(b)(3) of the Advisers Act as then in effect, Section 4(a)(ii) shall be deemed to incorporate the applicable requirements of Section 205(b)(3), and as applicable, the compensation payable thereunder shall be reduced accordingly.

13. Effective Date. This Agreement shall be effective as of the date first written above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly appointed agents.

SLR SECURED LENDING PARTNERS, LLC

By:
Name:
Title:

SLR SECURED SPECIALTY LENDING FUND

By:
Name:
Title:

[Signature Page to Investment Management Agreement]

NA_DECHERT.96110118.4